Exhibit 10.7.1

FIRST AMENDMENT TO LEASE

                FIRST AMENDMENT TO LEASE dated as of this 7th day of September, 2007 by and between MORTIMER B. ZUCKERMAN AND EDWARD H. LINDE, Trustees of 91 Hartwell Avenue Trust under Declaration of Trust dated September 28, 1981 filed with the Middlesex South Registry as Document No. 616455 as amended by instruments dated December 10, 1984 and April 17, 1991 respectively filed with said Registry District as Document Nos. 675674 and 844541 but not individually (“Landlord”) and SYNTA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

                A.            Landlord and Tenant are parties to that certain Lease Agreement dated as of January 13, 2005 (the “Lease”), in connection with certain premises located at 91 Hartwell Avenue, Lexington, Massachusetts (the “Building”), consisting of 13,764 square feet of rentable floor area on the second (2nd) floor and 8,068 square feet of rentable floor area on the third (3rd) floor collectively (the “Rentable Floor Area of the Premises” in the Building (referred to in the Lease as the “Premises” or “Tenant’s Space”).

                B.            Landlord and Tenant now desire to extend the Term of the Lease for one (1) period of eighteen (18) months upon all of the same terms and conditions set forth in the Lease except for those terms and conditions amended herein (the “First Amendment”).

                C.            Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Lease.

AGREEMENT

                NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                1.             The current Term of the Lease is scheduled to expire on February 29, 2008.  Landlord and Tenant agree that the Lease is hereby extended for one (1) period of eighteen (18) months commencing on March 1, 2008 and expiring on August 31, 2009 (“First Extended Term”) unless sooner terminated or extended in accordance with the provisions of the Lease and this First Amendment.

                2.             Landlord and Tenant acknowledge and agree that the extension option contained in both the Reference Data Sheet and Section 2.4.1 of the Lease shall be deleted in its entirety, and Tenant shall have no further option to extend the Lease Term upon the expiration of the First Extended Term, except as provided in Section 4 below.

                3.             (A)          For the period prior to the First Extended Term, Annual Fixed Rent for the Premises shall continue to be payable as set forth in the Lease.

                                (B)           During the First Extended Term, Annual Fixed Rent shall be paid by Tenant at the annual rate of $502,136.00 (being the product of (i) $23.00 and (ii) the Rentable Floor Area of the Premises (being 21,832 square feet)).

                4.             (A)          For the purposes of computing Tenant’s payments for Landlord’s Operating Expenses, pursuant to Section 2.6 of the Lease, for the portion of the Lease Term on and after March 1, 2008, the definition of “Base Operating Expenses” contained in Section 2.6 of the Lease shall be deleted in its entirety and replaced with the following:

BASE OPERATING EXPENSES:	Landlord’s Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2008, being January 1, 2008 through December 31,2008.

                For the portion of the Lease Term prior to March 1, 2008, such definition shall remain unchanged.

                                (B)           For the purposes of computing Tenant’s payments for Landlord’s Tax Expenses, pursuant to Section 2.7 of the Lease, for the portion of the Lease Term on and after March 1, 2008 the definition of “Base Taxes” contained in Section 2.7 of the Lease shall be deleted in its entirety and replaced with the following:

BASE TAXES:	Landlord’s Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2008, being July 1, 2007 through June 30, 2008.

                For the portion of the Lease Term prior to March 1, 2008, such definition shall remain unchanged for such purposes.

                5.             (A)          Tenant shall have the right to extend the Lease Term upon all the same terms, conditions, covenants and agreements contained in the Lease and this First Amendment for one (1) period of fourteen (14) months commencing on September 1, 2009 and expiring on November 30, 2011, (“Second Extended Term”) on the conditions, which conditions Landlord may waive by written notice to Tenant, that at the time of exercise of the Second Extended Term (i) there exists no Event of Default, (ii) the Lease is still in full force and effect, and (iii) Tenant has neither assigned the Lease nor sublet any portion of the Premises. Notwithstanding anything contained herein to the contrary, Landlord has no obligation to make any additional payment to Tenant with respect to any construction allowance or the like or to perform any work to the Premises as a result of Tenant exercising its Second Extended Term option.

                                (B)           If Tenant desires to exercise its right to the Second Extended Term, then Tenant shall give written notice to Landlord, not earlier than November 30, 2008 nor later than

February 28, 2009.  Upon the giving of such written notice, the Lease shall be extended for the Second Extended Term without the necessity for the execution of any additional documents; and in such event all references herein to the Lease, the Term of the Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires.

                                (C)           For the Second Extended Term, Annual Fixed Rent shall be paid by Tenant at the annual rate of $529,426.00 (being the product of (i) $24.25 and (ii) the Rentable Floor Area of the Premises (being 21,832 square feet)) and Base Operating Expenses and Base Taxes shall be calculated in accordance with Section 4 (B) contained herein.

                6.             (A)          Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment except for Richard Barry Joyce & Partners (the “Broker”); and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

                                (B)           Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment except for the Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

                7.             As an inducement to Landlord to enter into this First Amendment, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of the Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an immediate Event of Default by Tenant under Section 7.1 of the Lease (without the benefit of notice or grace) and shall be covered by the indemnity provisions of

Section 5.7 of the Lease, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of the Lease.

                8.             Except as herein amended the Lease shall remain unchanged and in full force and effect.  All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

                EXECUTED as a sealed instrument as of the date and year first above written.

WITNESS:	LANDLORD:

91 HARTWELL AVENUE TRUST

	By:	Boston Properties Limited Partnership,
its sole beneficiary

		By:	Boston Properties, Inc.,
its general partner

/s/ ILLEGIBLE			By:	/s/ DAVID C. PROVOST
			Name:	David C. Provost
			Title:	Senior Vice President Boston Properties

WITNESS:	TENANT:

SYNTA PHARMACEUTICALS, INC.

	By:	/s/ KEITH EHRLICH
	Name:	Keith Ehrlich
	Title:	Vice President
(Hereto duly authorized)

	By:	/s/ KEITH EHRLICH
	Name:	Keith Ehrlich
	Title:	Treasurer